Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

Jamie Spexarth, Chief Financial Officer

1001 Louisiana St., Suite 2900

Houston, TX 77002

Investor Relations, ir@superiorenergy.com, (713) 654-2200

SUPERIOR ENERGY SERVICES ANNOUNCES
THIRD QUARTER 2023 RESULTS AND CONFERENCE CALL

Houston, November 3, 2023 – Superior Energy Services, Inc. (the “Company”) filed its Form 10-Q for the period ending September 30, 2023. In accordance with the Company’s Shareholders Agreement, it will host a conference call with shareholders on November 6, 2023.

For the third quarter of 2023, the Company reported net income from continuing operations of $32.6 million, or $1.62 per diluted share, and revenue of $210.4 million. This compares to net income from continuing operations of $67.4 million or $3.35 per diluted share, and revenue of $244.5 million, for the second quarter of 2023. Net income from continuing operations for the second quarter of 2023 was favorably impacted by approximately $14.9 million in income tax benefits arising from reversals of uncertain tax positions related to foreign jurisdictions and adjustments to valuation allowances on foreign operations.

The Company’s Adjusted EBITDA (a non-GAAP measure defined on page 4) was $71.8 million for the third quarter of 2023 compared to $92.5 million in the second quarter of 2023. Refer to pages 11 and 12 for a Reconciliation of Adjusted EBITDA to GAAP results.

Brian Moore, Chief Executive Officer, commented, “I’m pleased to report Superior’s financial performance for the third quarter of 2023 was in line with expectations. Illustrative of our responsive people and their leaders, highly engineered and desirable assets, delivered by established recognized brands with strong positions in the Gulf of Mexico and international offshore markets where activity is strengthening with continued confidence in the longer-term outlook for global oil prices.”

Third Quarter 2023 Geographic Breakdown

U.S. land revenue was $45.7 million in the third quarter of 2023, a 10% decrease compared to revenue of $50.5 million in the second quarter of 2023 and was driven primarily by declines in our rental businesses as results tracked with a lower U.S. land rig count.

U.S. offshore revenue was $59.1 million in the third quarter of 2023, a decrease of 3% compared to revenue of $60.9 million in the second quarter of 2023. This change was primarily driven by declines in our completion services business unit within our Well Services segment, offset by increases from our premium drill pipe and accommodation businesses within our Rentals segment.

International revenue was $105.5 million in the third quarter of 2023, a decrease of 21% compared to revenue of $133.0 million in the second quarter of 2023, primarily due to a decline in activity from well control activities within our Well Services segment.

Third Quarter 2023 Segment Reporting

The Rentals segment revenue in the third quarter of 2023 was $113.2 million, which was roughly equal to the second quarter of 2023 as increases in U.S. offshore premium drill pipe and accommodations rentals were offset by declines in U.S. land, which was impacted by a decline in the U.S land rig counts. Adjusted EBITDA was $68.8 million, a 3% decrease from the second quarter of 2023. Adjusted EBITDA Margin (a non-GAAP measure defined on page 4) was 61%, a 2% decrease from the second quarter of 2023.

The Well Services segment revenue in the third quarter of 2023 was $97.2 million, a 26% decrease compared to revenue of $132.1 million in the second quarter of 2023, primarily from well control activities and completion services within our International markets. Adjusted EBITDA for the third quarter of 2023 was $15.1 million with an Adjusted EBITDA Margin of 16%, as compared to Adjusted EBITDA of $34.6 million with an Adjusted EBITDA Margin of 26% in the second quarter of 2023. The decrease in both Adjusted EBITDA and Adjusted EBITDA Margin for the third quarter of 2023 was largely driven by a comparatively stronger prior quarter performance in our well control and completion services business units.

Liquidity

As of September 30, 2023, the Company had cash, cash equivalents, and restricted cash of approximately $438.7 million and the availability remaining under our ABL Credit Facility was approximately $85.3 million, assuming continued compliance with the covenants under our ABL Credit Facility. We had no balances outstanding under the Credit Facility on September 30, 2023.

Total cash proceeds received during the third quarter of 2023 from the sale of non-core businesses and assets were $9.6 million compared to total cash proceeds received during the second quarter of 2023 of $3.6 million.

During the third quarter of 2023 we utilized an indirect foreign exchange mechanism known as a Blue Chip Swap (“BCS”) to remit $9.7 million U.S. dollars from Argentina through the purchase and sale of BCS securities. The transactions were completed at implied exchange rates that were approximately 123% higher than the official exchange rate resulting in a loss of $12.1 million during the third quarter of 2023.

The Company remains focused on cash conversion. Free Cash Flow (a non-GAAP measure defined on page 4) for the third quarter of 2023 totaled $30.8 million compared to $2.1 million for the second quarter of 2023. Additionally, we incurred approximately $3.4 million in decommissioning costs associated with our oil and gas platform in the Gulf of Mexico. Free Cash Flow during the second quarter of 2023 was negatively impacted by our payment of the $27.1 million use tax assessment levied against us by the Washington State Department of Revenue related to a discontinued business unit. Refer to page 8 for a reconciliation of Free Cash Flow to Net Cash from Operating Activities.

Third quarter capital expenditures were $21.6 million. The Company expects total capital expenditures for 2023 to be approximately $80 to $85 million. Approximately 80% of total 2023 capital expenditures are targeted for the replacement of existing assets. Of the total capital expenditures, approximately 75% is expected to be invested in the Rentals segment.

2023 Guidance

Our guidance for full year 2023 remains consistent from our previous guidance provided in the second quarter of 2023, as we expect revenue to come in at a range of $880 million to $920 million with Adjusted EBITDA in a range of $310 million to $330 million. As we noted in the second quarter of 2023, our back half of 2023 results are more heavily weighted to the fourth quarter due to significant expected deliveries from our Completion Services business in the Well Services segment.

Conference Call Information

The Company’s management team will host a conference call on Monday, November 6, 2023, at 10:00 a.m. Eastern Time. The call will be available via live webcast in the “Events” section at ir.superiorenergy.com. To access via phone, participants can register for the call here, where they will be provided a phone number and access code. The call will be available for replay until November 6, 2024 on Superior’s website at ir.superiorenergy.com. If you are a shareholder and would like to submit a question, please email your question beforehand to Jamie Spexarth at ir@superiorenergy.com.

About Superior Energy Services

Superior Energy Services serves the drilling, completion and production-related needs of oil and gas companies worldwide through a diversified portfolio of specialized oilfield services and equipment that are used throughout the economic life cycle of oil and gas wells. For more information, visit: www.superiorenergy.com.

Non-GAAP Financial Measures

To supplement Superior’s consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also uses Adjusted EBITDA and Adjusted EBITDA Margin. Management uses Adjusted EBITDA and Adjusted EBITDA Margin internally for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company also believes these non-GAAP measures provide investors useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Non-GAAP financial measures are not recognized measures for financial statement presentation under U.S. GAAP and do not have standardized meanings and may not be comparable to similar measures presented by other public companies. Adjusted EBITDA and Adjusted EBITDA Margin should be considered as supplements to, and not as substitutes for, or superior to, the corresponding measures calculated in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit) and depreciation, amortization, accretion and depletion, adjusted for other gains and losses, which management does not consider representative of our ongoing operations. We define Adjusted EBITDA Margin as Adjusted EBITDA by segment as a percentage of segment revenues. For a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure, please see the tables under “―Superior Energy Services, Inc. and Subsidiaries Reconciliation of Adjusted EBITDA” included on pages 11 and 12 of this press release.

Free Cash Flow is defined as net cash from operating activities less payments for capital expenditures. Free Cash Flow is considered a non-GAAP financial measure under the SEC’s rules. Management believes, however, that Free Cash Flow is an important financial measure for use in evaluating the Company’s financial performance, as it measures our ability to generate additional cash from our business operations. Free Cash Flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance or net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of Free Cash Flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions. Therefore, we believe it is important to view Free Cash Flow as supplemental to our entire Statement of Cash Flows.

The Company is unable to provide a reconciliation of the forward-looking non-GAAP financial measure, Adjusted EBITDA, contained in this press release to its most directly comparable GAAP financial measure, net income, as the information necessary for a quantitative reconciliation of the forward-looking non-GAAP financial measure to its respective most directly comparable GAAP financial measure is not (and was not, when prepared) available to the Company without unreasonable efforts due to the inherent difficulty and impracticability of predicting certain amounts required by GAAP with a reasonable degree of accuracy. Net income includes the impact of depreciation, income taxes and certain other items that impact comparability between periods, which may be significant and are difficult to project with a reasonable degree of accuracy. In addition, we believe such reconciliation could imply a degree of precision that might be confusing or misleading to investors. The probable significance of providing this forward-looking non-GAAP financial measure without the directly comparable GAAP financial measure is that such GAAP financial measure may be materially different from the corresponding non-GAAP financial measure.

Forward-Looking Statements

This press release contains, and future oral or written statements or press releases by the Company and its management may contain, certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact regarding the Company’s financial position, financial performance, depreciation expense, liquidity, strategic alternatives (including dispositions, acquisitions, and the timing thereof), market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of our management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company’s management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties, including but not limited to conditions in the oil and gas industry and the availability of strategic partners, that could cause the Company’s actual results to differ materially from such statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the Company, which could cause actual results to differ materially from such statements.

While the Company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the Company’s Form 10-K for the year ended December 31, 2022 and Form 10-Q’s for the quarters ended March 31, June 30, and September 30, 2023 and those set forth from time to time in the Company’s other periodic filings with the Securities and Exchange Commission, which are available at www.superiorenergy.com. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Revenues
Rentals	$113,201	$112,411	$104,557	$334,433	$297,042
Well Services	97,184	132,062	117,730	340,562	347,815
Total revenues	210,385	244,473	222,287	674,995	644,857

Cost of revenues
Rentals	37,769	35,021	33,638	109,258	101,250
Well Services	72,076	85,733	82,443	239,062	248,179
Total cost of revenues	109,845	120,754	116,081	348,320	349,429

Depreciation, depletion, amortization and accretion	20,490	20,621	20,508	61,250	77,939
General and administrative expenses	30,089	31,177	31,841	92,256	94,090
Restructuring expenses	-	-	1,223	1,983	4,441
Other (gains) and losses, net	(4,073)	47	(13,397)	(5,424)	(30,263)
Income from operations	54,034	71,874	66,031	176,610	149,221

Other income (expense):
Interest income, net	6,629	6,513	3,373	18,581	6,011
Loss on Blue Chip Swap securities	(12,120)	-	-	(12,120)	-
Other expense, net	(4,520)	(1,836)	(6,838)	(8,508)	(6,362)
Income from continuing operations before income taxes	44,023	76,551	62,566	174,563	148,870
Income tax expense	(11,403)	(9,147)	(14,058)	(44,615)	(32,813)
Net income from continuing operations	32,620	67,404	48,508	129,948	116,057
Income (loss) from discontinued operations, net of income tax	128	(9)	17	408	(188)
Net income	$32,748	$67,395	$48,525	$130,356	$115,869

Income (loss) per share - basic:
Net income from continuing operations	$1.62	$3.35	$2.42	$6.46	$5.80
Income (loss) from discontinued operations, net of income tax	0.01	-	-	0.02	(0.01)
Net income	$1.63	$3.35	$2.42	$6.48	$5.79

Income (loss) per share - diluted:
Net income from continuing operations	$1.62	$3.35	$2.41	$6.45	$5.78
Income (loss) from discontinued operations, net of income tax	-	-	0.01	0.02	(0.01)
Net income	$1.62	$3.35	$2.42	$6.47	$5.77

Weighted-average shares outstanding
Basic	20,136	20,126	20,024	20,123	20,016
Diluted	20,159	20,143	20,090	20,144	20,074

SUPERIOR ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	September 30,	December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$357,769	$258,999
Accounts receivable, net	251,395	249,808
Income taxes receivable	6,046	6,665
Prepaid expenses	17,167	17,299
Inventory	87,010	65,587
Other current assets	7,185	6,276
Assets held for sale	753	11,978
Total current assets	727,325	616,612
Property, plant and equipment, net	291,144	282,376
Note receivable	72,611	69,679
Restricted cash	80,940	80,108
Deferred tax assets	68,187	97,492
Other assets, net	42,826	44,745
Total assets	$1,283,033	$1,191,012

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$41,760	$31,570
Accrued expenses	103,279	116,575
Income taxes payable	15,680	11,682
Decommissioning liability	25,334	9,770
Liabilities held for sale	292	3,349
Total current liabilities	186,345	172,946
Decommissioning liability	136,233	150,901
Other liabilities	45,231	84,281
Total liabilities	367,809	408,128
Total stockholders' equity	915,224	782,884
Total liabilities and stockholders' equity	$1,283,033	$1,191,012

SUPERIOR ENERGY SERVICES, INC.
STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2023	2023	2022	2023	2022

Cash flows from operating activities
Net income	$32,748	$67,395	$48,525	$130,356	$115,869
Adjustments to reconcile net income to net cash from operating activities
Depreciation, depletion, amortization and accretion	20,490	20,621	20,508	61,250	77,939
Other non-cash items	566	8,392	(5,807)	23,357	(28,165)
Loss on Blue Chip Swap securities	12,120	-	-	12,120	-
Washington State Tax Payment	-	(27,068)	-	(27,068)	-
Decommissioning Costs	(3,401)	(2,878)	-	(6,279)	-
Changes in operating assets and liabilities	(10,112)	(36,780)	(9,445)	(38,390)	(43,618)
Net cash from operating activities	52,411	29,682	53,781	155,346	122,025

Cash flows from investing activities
Payments for capital expenditures	(21,592)	(27,540)	(22,387)	(67,218)	(42,901)
Proceeds from sales of assets	9,563	3,578	31,231	24,710	46,414
Proceeds from sales of equity securities	-	-	-	-	13,366
Proceeds from sales of Blue Chip Swap securities	9,656	-	-	9,656	-
Purchases of Blue Chip Swap securities	(21,776)	-	-	(21,776)	-
Net cash from investing activities	(24,149)	(23,962)	8,844	(54,628)	16,879

Cash flows from financing activities
Other	-	-	-	(1,116)	-
Net cash from financing activities	-	-	-	(1,116)	-

Net change in cash, cash equivalents and restricted cash	28,262	5,720	62,625	99,602	138,904
Cash, cash equivalents and restricted cash at beginning of period	410,447	404,727	470,814	339,107	394,535
Cash, cash equivalents and restricted cash at end of period	$438,709	$410,447	$533,439	$438,709	$533,439

Reconciliation of Free Cash Flow
Net cash from operating activities	$52,411	$29,682	$53,781	$155,346	$122,025
Payments for capital expenditures	(21,592)	(27,540)	(22,387)	(67,218)	(42,901)
Free Cash Flow	$30,819	$2,142	$31,394	$88,128	$79,124

Free Cash Flow is a Non-GAAP measure. See Non-GAAP Measures for our definition of Free Cash Flow.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
REVENUE BY GEOGRAPHIC REGION BY SEGMENT
(in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
U.S. land
Rentals	$37,478	$44,730	$39,673	$127,341	$117,426
Well Services	8,223	5,806	9,808	20,384	18,507
Total U.S. land	45,701	50,536	49,481	147,725	135,933

U.S. offshore
Rentals	44,681	37,516	37,829	117,867	106,913
Well Services	14,459	23,405	23,609	54,185	84,499
Total U.S. offshore	59,140	60,921	61,438	172,052	191,412

International
Rentals	31,042	$30,165	27,055	89,225	72,703
Well Services	74,502	102,851	84,313	265,993	244,809
Total International	105,544	133,016	111,368	355,218	317,512
Total Revenues	$210,385	$244,473	$222,287	$674,995	$644,857

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
SEGMENT HIGHLIGHTS
(in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Revenues
Rentals	$113,201	$112,411	$104,557	$334,433	$297,042
Well Services	97,184	132,062	117,730	340,562	347,815
Total Revenues	$210,385	$244,473	$222,287	$674,995	$644,857

Income from Operations
Rentals	$56,253	$58,106	$56,291	$167,373	$133,635
Well Services	10,581	27,425	26,249	50,860	63,531
Corporate and other	(12,800)	(13,657)	(16,509)	(41,623)	(47,945)
Total Income from Operations	$54,034	$71,874	$66,031	$176,610	$149,221

Adjusted EBITDA
Rentals	$68,791	$70,659	$64,141	$204,632	$175,030
Well Services	15,137	34,629	25,179	69,697	67,081
Corporate and other	(12,125)	(12,793)	(14,232)	(37,207)	(39,954)
Total Adjusted EBITDA	$71,803	$92,495	$75,088	$237,122	$202,157

Adjusted EBITDA Margin
Rentals	61%	63%	61%	61%	59%
Well Services	16%	26%	21%	20%	19%
Corporate and other	n/a	n/a	n/a	n/a	n/a
Total Adjusted EBITDA Margin	34%	38%	34%	35%	31%

Adjusted EBITDA is a Non-GAAP measure. See Non-GAAP Measures for our definition of Adjusted EBITDA.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (Non-GAAP)
(in thousands, unaudited)

	Three Months Ended			Nine Months ended
	September 30,	June 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Net income from continuing operations	$32,620	$67,404	$48,508	$129,948	$116,057
Depreciation, depletion, amortization and accretion	20,490	20,621	20,508	61,250	77,939
Interest income, net	(6,629)	(6,513)	(3,373)	(18,581)	(6,011)
Income tax expense	11,403	9,147	14,058	44,615	32,813
Restructuring expenses	-	-	1,223	1,983	4,441
Other expense, net	4,520	1,836	6,838	8,508	6,362
Loss on Blue Chip Swap Securities	12,120	-	-	12,120	-
Other adjustments (1)	(2,721)	-	(12,674)	(2,721)	(29,444)
Adjusted EBITDA	$71,803	$92,495	$75,088	$237,122	$202,157

Adjusted EBITDA is a Non-GAAP measure. See Non-GAAP Measures for our definition of Adjusted EBITDA.

(1) Adjustments for exit and disposal activities related to non-core businesses and the residual gain from revisions to our estimated decommissioning liability

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT
(in thousands, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Rentals
Income from operations	$56,253	$58,106	$56,291	$167,373	$133,635
Depreciation, depletion, amortization and accretion	12,538	12,553	12,554	37,259	46,099
Other adjustments (1)	-	-	(4,704)	-	(4,704)
Adjusted EBITDA	$68,791	$70,659	$64,141	$204,632	$175,030

Wells Services
Income from operations	$10,581	$27,425	$26,249	$50,860	$63,531
Depreciation, depletion, amortization and accretion	7,277	7,204	6,900	21,558	28,290
Other adjustments (2)	(2,721)	-	(7,970)	(2,721)	(24,740)
Adjusted EBITDA	$15,137	$34,629	$25,179	$69,697	$67,081

Corporate
Loss from operations	$(12,800)	$(13,657)	(16,509)	$(41,623)	$(47,945)
Depreciation, depletion, amortization and accretion	675	864	1,054	2,433	3,550
Restructuring expenses	-	-	1,223	1,983	4,441
Adjusted EBITDA	$(12,125)	$(12,793)	$(14,232)	$(37,207)	$(39,954)

Total
Income from operations	$54,034	$71,874	$66,031	$176,610	$149,221
Depreciation, depletion, amortization and accretion	20,490	20,621	20,508	61,250	77,939
Restructuring expenses	-	-	1,223	1,983	4,441
Other adjustments	(2,721)	-	(12,674)	(2,721)	(29,444)
Adjusted EBITDA	$71,803	$92,495	$75,088	$237,122	$202,157

Adjusted EBITDA is a Non-GAAP measure. See Non-GAAP Measures for our definition of Adjusted EBITDA.

(1) Adjustments for disposal activities related to non-core businesses
(2) Adjustments for exit and disposal activities related to non-core businesses and the residual gain from revisions to our estimated decommissioning liability